EXHIBIT 10.4

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT was made and entered into on the 3rd day of November, 1997, effective for all purposes as of January 05, 1998, and is now amended and restated effective as of September 18, 1998, by and between ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Company"), and JULIO A. MAGGI, residing at 659 Randy Lane, Winter Park, FL 32789 (the "Executive").

                              W I T N E S S E T H:

1.       EMPLOYMENT

         The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.       TERM

         Subject to the provisions for termination as hereinafter provided, the term of employment under this Agreement shall begin as of January 05, 1998 and shall continue through December 31, 2000 (the "Employment Term"), provided, however, that this Employment Agreement shall thereafter automatically be renewed for successive one year terms of employment unless either party gives the other written notice of termination at least one hundred twenty (120) days prior to the end of any such term.

3.       COMPENSATION

         (a) BASE SALARY. Effective as of the Employment Date, the Company shall pay to the Executive as basic compensation for all services rendered by the Executive during the term of this Agreement a basic annualized salary of $150,000 per year, or such other sum in excess of that amount as the parties may agree on from time to time or as provided in the next sentence (as in effect from time to time, the "Base Salary"), payable monthly or in other more frequent installments, as determined by the Company. The Board of Directors of the Company (the "Board of Directors") shall have no authority to reduce the Executive's Base Salary in effect from time to time. In addition, the Board of Directors, in its discretion, may award a bonus or bonuses to the Executive in addition to the bonuses provided for in Section 3(b).

         (b) BONUSES. In addition to the Base Salary to be paid pursuant to
Section 3(a), for and after the close of each fiscal year of the Company ending on December 31, 1998, 1999 and 2000, provided that the Executive is then employed by the Company under this Agreement, the


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Company shall pay as incentive compensation the Management Incentive
Compensation Plan ("MICP") bonuses, to the extent earned, specified on Exhibit A to this Agreement. For each fiscal year ending after December 31, 2000, provided the Executive continues to be employed by the Company under this Agreement, the Executive shall be eligible for incentive compensation annual bonus plan(s) adopted by the Board of Directors of the Company from time to time in accordance with the terms of such plans.

         (c) CERTAIN PLANS; INITIAL AND PERIODIC AWARDS. (i) The Company has adopted certain incentive compensation plans including a long term incentive plan (the "LTIP") providing for annual or other periodic awards to key employees of, among other things, restricted stock and stock options (collectively, the "Plans").

                  (ii) The Company hereby agrees to issue to the Executive under the LTIP, effective upon the Employment Date, seven thousand five hundred (7,500) shares of the Company's common stock (the "Restricted Stock"), which Restricted Stock shall be subject to risk of forfeiture, which risk will lapse as to one-fifth of the shares of the Restricted Stock on the first anniversary of the Employment Date and as to an additional one-fifth of the Restricted Stock on each of the then following four anniversaries of the Employment Date.

                  (iii) In addition to the Restricted Stock, the Company hereby agrees to grant to the Executive under the LTIP, (1) effective as of the Employment Date, options to purchase ten thousand (10,000) shares of the Company's common stock (the "Initial Options"), and (2) for and after the close of the fiscal year of the Company ending on December 31, 2000, provided that the Executive is then employed by the Company under this Agreement, to the extent earned, options to purchase a number of shares of the Company's common stock specified on Exhibit A to this Agreement ("Periodic Options"). Initial Options shall be exercisable as to one-fifth of the shares of common stock covered by such options on the first anniversary of the date of grant thereof (the "Grant Date") and as to an additional one-fifth of such shares on each of the then following four anniversaries of the applicable Grant Date; Periodic Options shall be immediately exercisable as to all shares of common stock covered thereby. All Initial Options and Periodic Options shall expire ten (10) years after the applicable Grant Date. The exercise price for each such option shall be the closing price on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange) on the applicable Grant Date or, if such Grant Date is not a trading day, the first trading day thereafter.

                  (iv) Any and all risks of forfeiture shall lapse as to all of the Restricted Stock and the Initial Options shall be fully vested and shall be exercisable as to all of the shares of common stock covered by the Initial Options upon (i) the death of the Executive or termination of employment upon the "Permanent Disability" (as that term is defined in Section 7(b)(ii) of this Agreement) of the Executive, (ii) the termination of employment of the Executive by the Company "Without Good Cause" (as that term is defined in Section 8(b)(iv) of this Agreement) or (iii) the occurrence of a "Change in Control" (as that term is defined in Section 8(d)(i) of this Agreement). Except as provided in the preceding sentence, elsewhere in this Agreement, in an applicable Plan or, as to any stock option, in the applicable certificate or award agreement therefor, upon termination of the Executive's employment with the Company, any shares of


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Restricted Stock as to which risk of forfeiture shall not have lapsed shall be forfeited to the Company and cancelled, and the Initial Options, but only if and to the extent then not fully vested, shall not thereafter become further vested.

         (d) REIMBURSEMENT. The Company shall reimburse the Executive, in accordance with the Company's policies and practices for senior management, for all reasonable expenses incurred by the Executive in the performance of the Executive's duties under this Agreement, provided, however, that the Executive must furnish to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

         (e) CERTAIN BENEFITS. Effective as of the effective date of this Agreement, the Executive shall be entitled to such medical and other health benefits as may be provided from to time to time to other senior officers of the Company. Effective as of the Employment Date the Executive shall be entitled, in addition to medical and other health benefits, to such fringe benefits including, but not limited to, life insurance benefits and other benefits as may be provided from time to time by the Company to other senior officers of the Company. In addition, without restricting the foregoing, effective as of the Employment Date the Company shall provide the Executive at the Company's sole cost and expense with (i) a policy or policies of term life insurance (the "Basic Life Insurance") providing, among other things, basic death benefits of not less than two times the Base Salary in effect from time to time, (ii) directors and officers liability insurance with coverage, terms and limits suitable for a vice president of a New York Stock Exchange listed company comparable in financial size and wherewithal to that of the Company, and (iii) a monthly allowance of $500 cash to reimburse the Executive for the use and maintenance of his automobile in furtherance of the business and affairs of the Company, provided that the Executive shall at all times insure the Executive and the Company in such amounts as may be reasonably requested by the Company against claims for bodily injury, death and property damages occurring as a result of its use. The Company shall use its reasonable best efforts to make available to the Executive in connection with providing and paying for the Basic Life Insurance the opportunity to purchase at the Executive's sole cost and expense additional life insurance with a basic death benefit (the "Optional Life Insurance") equal to two times the Executive's Base Salary in effect from time to time (affording the Executive the opportunity to have basic death benefit life insurance coverage equal to four times such Base Salary). The Company shall use its reasonable best efforts to effect the transfer of the ownership to the Executive of the policy or policies for the Basic Life Insurance and the Optional Life Insurance, if any, upon the termination of the Executive's employment by the Company. After the Executive's termination, payment of any premiums would be the obligation of the Executive.

         (f) OTHER INCENTIVE AND BENEFIT PLANS. Effective as of the Employment Date the Executive shall be eligible to participate, in accordance with the terms of such plans as they may be adopted, amended and administered from time to time, in incentive, bonus, benefit or similar plans, including without limitation, any stock option, bonus or other equity ownership plan, any short, mid or long term incentive plan and any other bonus, pension or profit sharing plans established by the Company from time to time.


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4.       DUTIES

         (a) GENERAL. The Executive is engaged as a Vice President of the Company. In addition, at the request of the Board of Directors, the Executive shall serve in any position or positions in any wholly owned subsidiary or affiliate of the Company, without any additional compensation. The Executive shall have such duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Company.

         (b) INDEMNIFICATION. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Executive for all liabilities, costs, expenses and damages arising out of or in connection with the Executive's employment by or service to the Company under this Agreement. In furtherance of this indemnity, the Company shall enter into an indemnification agreement, in form and substance reasonably satisfactory to the Executive and the Company. In addition, the indemnity provided hereunder shall extend to service by the Executive as an officer or director, or service in a similar capacity, for any civic, community or charitable organization, provided such service is undertaken at the request of or with the knowledge and acquiescence of the Company. The foregoing indemnification shall be in addition to any rights or benefits the Executive may have under statute, the Bylaws or Articles of Incorporation of the Company, under a policy of insurance, or otherwise.

5.       EXTENT OF SERVICES; VACATIONS AND DAYS OFF

         (a) EXTENT OF SERVICES. Effective as of the Employment Date, except during customary vacation periods and periods of illness, the Executive shall devote full-time energy and attention during regular business hours to the benefit and business of the Company as may be reasonably necessary in performing the Executive's duties pursuant to this Agreement.

         (b) VACATIONS. Effective as of the Employment Date the Executive shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Company as may be established from time to time by the Company and applied to other senior officers of the Company. However, in no event shall the Executive be entitled to less than three weeks vacation with pay per year during the first two years of employment and four weeks of vacation with pay per year after two years of employment. Unused vacation days may be carried over from one year to the next for a period of up to two years. Any vacation days which remain unused on the second anniversary of the end of the fiscal year to which they originally related shall expire and shall thereafter no longer be useable by the Executive.

6.       FACILITIES

         The Company shall provide the Executive with a fully furnished office, and the facilities of the Company shall be generally available to the Executive in the performance of the Executive's duties pursuant to this Agreement, it being understood and contemplated by the parties that all equipment, supplies and office personnel required in the performance of the


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Executive's duties under this Agreement shall be supplied by and at the sole expense of the Company.

7.       ILLNESS OR INCAPACITY, TERMINATION ON DEATH, ETC.

         (a) DEATH. If after the Employment Date the Executive dies during the term of the Executive's employment, the Company shall pay to the estate of the Executive within 30 days after the date of death such Base Salary and any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not yet paid, as would otherwise have been payable to the Executive up to the end of the month in which the Executive's death occurs. After receiving the payments provided in this Section 7(a) the Executive and the Executive's estate shall have no further rights under this Agreement (other than those rights already accrued).

         (b) DISABILITY. (i) During any period of disability, illness or incapacity after the Employment Date and during the term of this Agreement which renders the Executive temporarily unable to perform the services required under this Agreement, the Executive shall receive the Base Salary payable under
Section 3(a) of this Agreement plus any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not yet paid, less any cash benefits received by him under any disability insurance carried by or provided by the Company. Upon the Executive's "Permanent Disability" (as defined below),the Executive shall receive the Base Salary payable under Section 3(a) of this Agreement plus any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not yet paid, as would otherwise have been payable to the Executive up to the end of the month in which the Executive's Permanent Disability occurs. Upon "Permanent Disability" (as that term is defined in Section 7(b)(ii) below) of the Executive, except as provided in this Section 7(b), all rights of the Executive under this Agreement (other than rights already accrued) shall terminate.

                  (ii) The term "Permanent Disability" as used in this Agreement shall mean, in the event a disability insurance policy is maintained by the Company covering the Executive at such time and is in full force and effect, the definition of permanent disability set forth in such policy. In the event no disability insurance policy is maintained at such time and in full force and effect, "Permanent Disability" shall mean the inability of the Executive, as determined by the Board of Directors of the Company, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Executive's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians. The Executive and Company shall each appoint one member, and the third member of the panel shall be appointed


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by the other two members. The Executive agrees to make herself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

8.       OTHER TERMINATIONS

         (a) BY THE EXECUTIVE. (i) The Executive may terminate the Executive's employment hereunder upon giving at least ninety (90) days' prior written notice. In addition, the Executive shall have the right to terminate the Executive's employment hereunder on the conditions and at the times provided for in Section 8(d) of this Agreement.

                  (ii) If the Executive gives notice pursuant to Section 8(a)(i) above, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing. In any such event, the Executive shall be entitled to receive only the Base Salary not yet paid, as would otherwise have been payable to the Executive up to the end of the month specified as the month of termination in the termination notice. In the event the Executive gives notice pursuant to Section 8(a)(i) above but specifies a termination date in excess of ninety (90) days from the date of such notice, the Company shall have the right (but not the obligation) to accelerate the termination date to any date prior to the date specified in the notice that is in excess of ninety (90) days from the date of the notice, and the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing; provided, however, that in any such event the Executive shall be entitled to receive the Base Salary, as would otherwise have been payable to the Executive up to the end of the month of the termination date properly selected by the Company. Upon receiving the payments provided for under this Section 8(a), all rights of the Executive under this Agreement (other than rights already accrued) shall terminate.

         (b) TERMINATION FOR "GOOD CAUSE". (i) Except as otherwise provided in this Agreement, the Company may terminate the employment of the Executive hereunder only for "good cause," which shall mean: (A) the Executive's conviction of either a felony involving moral turpitude or any crime in connection with the Executive's employment by the Company which causes the Company a substantial detriment, but specifically shall not include traffic offenses; (B) the Executive's taking action as an executive officer of the Company which, at the time such action is taken, the Executive knows or reasonably should know to be contrary to the best interests of the Company; (C) the Executive's willful failure to take actions not prohibited by law and necessary to implement policies of the Company's Board of Directors which actions the Board of Directors has communicated to him in writing, provided that minutes of a Board of Directors meeting attended in its entirety by the Executive shall be deemed communicated to the Executive; (D) the Executive's continued failure to attend to the Executive's duties as an executive officer of the Company; or (E) the Executive's use of or substantial dependence on


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alcohol or any narcotic drug or other controlled or illegal substance, if such use or dependence renders the Executive unable to perform his duties under this Agreement with or without reasonable accommodation, or any illegal use of such substance during working hours or while performing services under this Agreement. If any determination of substantial dependence is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner and subject to the same penalties for noncompliance as specified in Section 7(b)(ii) of this Agreement.

                  (ii) Notwithstanding the foregoing, each of the foregoing bases for termination specified in (A) through (E) of Subsection 8(b)(i) shall constitute "Good Cause" only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for good cause which notice shall specify in reasonable detail specific facts regarding any such assertion and the Executive has been given a reasonable period of time within which to remedy or cure the problem or complaint, (2) such notice is provided to the Executive a reasonable time before the Board of Directors meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board of Directors to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard by the Board of Directors with respect to the matters described in the written notice, before it acts with respect to such matter, (4) any resolution or other action by the Board of Directors with respect to any deliberation regarding or decision to terminate the Executive for good cause is duly adopted by a vote of a majority of the entire Board of Directors of the Company at a meeting of the Board duly called and held and (5) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination.

                  (iii) If the employment of the Executive is terminated for good cause under Section 8(b)(i) of this Agreement, the Company shall pay to the Executive any Base Salary earned prior to the effective date of termination but not yet paid and any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not paid to the Executive prior to the effective date of such termination. Under such circumstances, such payments shall be in full and complete discharge of any and all liabilities or obligations of the Company to the Executive hereunder, and the Executive shall be entitled to no further benefits under this Agreement (other than rights already accrued).

                  (iv) Termination of the employment of the Executive other than as expressly specified above in this Section 8(b) for good cause shall be deemed to be a termination of employment "Without Good Cause."

         (c) TERMINATION WITHOUT GOOD CAUSE. (i) Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Executive's employment Without Good Cause pursuant to the provisions of this
Section 8(c). If after the Employment Date the Company shall terminate the employment of the Executive Without Good Cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Company being referred to herein as the "Accelerated Termination Date"), the Executive, until the end of the term of this Agreement then in effect as provided for in Section 2 or until the date which is 24 months after the Accelerated Termination


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Date, whichever is greater, shall continue to receive, paid in the same monthly or other periodic installments or at the otherwise same applicable times as in effect prior to the Accelerated Termination Date, (1) the Base Salary, (2) an amount equal to the target level of the annual MICP cash bonus payable to the Executive as described on Exhibit A or any similar bonus or incentive plans or programs then in effect (the "MICP Target Amount") in respect of the year during which the Executive's employment terminates or, if greater, the MICP Target Amount multiplied times the number of years (or fractions thereof) remaining in the then unexpired term of this Agreement, and (3) any other cash or other bonus compensation earned prior to the date of such termination pursuant to the terms of all incentive compensation plans then in effect other than under the MICP as described on Exhibit A or any similar bonus or incentive plans or programs then in effect; provided that, notwithstanding such termination of employment, the Executive's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect and provided further that in the event of such termination, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive no longer be required to report to work, or any combination of the foregoing.

                  (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Executive as a result of a termination by the Company of the Executive's employment Without Good Cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Company's termination of the Executive's employment Without Good Cause.

         (d) CHANGE IN CONTROL. (i) For purposes of this Agreement, a "Change in Control" shall mean the first to occur of:

                  (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A under the 1934 Act (in each case under this Agreement, references to provisions of the 1934 Act and the rules and regulations promulgated thereunder being understood to refer to such law, rules and regulations as the same are in effect on November 1, 1996); or

                  (2) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 35% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934 Act), but excluding any ownership by the Executive and his affiliates and associates; or


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                  (3)      the failure of the "Incumbent Directors" (as defined
                           below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on November 1, 1996, and, after his or her election, any individual becoming a director subsequent to November 1, 1996, whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director who is not recommended by management and whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act); or

                  (4) the closing of a sale of all or substantially all of the assets of the Company;

                  (5) the Company's adoption of a plan of dissolution or liquidation; or

                  (6) the closing of a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than seventy-five percent (75%) of the surviving corporation's outstanding voting stock is held or is anticipated to be held by persons who are stockholders of the Company immediately prior to such merger or consolidation.

                  (ii) If after the Employment Date a Change in Control occurs, the Executive shall have the right, exercisable for a period of one year thereafter, to immediately terminate this Agreement by delivering a written statement to that effect to the Company (irrespective of any termination or purported termination of this Agreement or the Executive's employment hereunder by the Company on or at any time following such Change in Control) and upon such a termination the Executive shall have the right to receive and the Company shall be obligated to pay or provide to or on behalf of the Executive: (A) as soon as reasonably practicable, but in no event following thirty (30) days, after the Executive delivers such statement to the Company, in cash a lump sum payment in an amount equal to the sum of (1) the "Control Cash Payment" as that term is defined in Section 8(d)(iii) of this Agreement; (2) two times the annual Base Salary then in effect (or in effect immediately prior to the Change in Control, if greater); (3) two times the maximum level of the annual cash bonus payable to the Executive under the Company's Management Incentive Compensation Plan as described on Exhibit A (or any similar bonus or incentive plans or programs then in effect), applicable to the year in which employment terminates or the immediately preceding year, if greater; and (4) the additional payments necessary to discharge certain tax liabilities (the "Gross Up") as that term is defined in Section 13 of this Agreement; and (B) for a twenty-four (24) month period after the date on which the Executive delivers such statement to the Company, the benefits described in Section 3(f) of this Agreement that were provided to the Executive (and his spouse and dependents, if applicable) immediately prior to the Change in Control (on terms, conditions and benefit levels


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no less favorable than those in effect immediately prior to the Change in
Control), including, without limitation, medical and other health benefits, Basic Life Insurance and Optional Life Insurance, contributions or benefits under all applicable tax-qualified or non-qualified profit-sharing, savings, pension, retirement or deferred compensation plans, and all benefits and amounts forfeited by the Executive on account of termination of the Executive's employment under any employee benefit plans or programs of the Company or its affiliates, but excluding disability benefits and directors and officers liability insurance coverage, at the Company's sole cost and expense; provided that the Company may, in its discretion, pay the Executive a cash lump-sum equal to the economic equivalent of any such benefits (for example, the total gross premiums due for any insurance coverage for the applicable period) on an after-tax basis, as determined by the Company in good faith and reasonably acceptable to the Executive, in lieu of providing such benefits in kind (the sum of the foregoing amounts and benefits described in clauses (A) and (B) above, other than the Gross Up, being referred to as the "Change in Control Payment"). If the Executive fails to exercise his rights under this Section 8(d)(ii) within one year following a Change in Control, such rights shall expire and be of no further force or effect.

                  (iii) The "Control Cash Payment" shall be (A) $150,000, if the first event to occur that constitutes a Change in Control occurs after December 31, 1997, but on or before December 31, 1998; (B) $300,000, if the first event to occur that constitutes a Change in Control occurs after December 31, 1998, but on or before December 31, 1999; or (C) $500,000, if the first event to occur that constitutes a Change in Control occurs at any time after December 31, 1999.

         (e) INTENTIONS REGARDING CERTAIN STOCK AND BENEFIT PLANS. Except as otherwise provided herein, upon any termination of the Executive's employment Without Good Cause or upon the occurrence of a Change in Control, it is the intention of the parties that any and all vesting or performance requirements or conditions affecting any outstanding restricted stock, performance stock, stock option, stock appreciation right, bonus, award, right, grant or any other incentive compensation under any of the Plans, under this Agreement, or otherwise received, shall be deemed to be fully satisfied and any risk of forfeiture with respect thereto shall be deemed to have lapsed.

         (f) CERTAIN RIGHTS MUTUALLY EXCLUSIVE. The provisions of Section 8(c) and Section 8(d) are mutually exclusive, provided, however, that if within one year following commencement of an 8(c) payout there shall be a Change in Control as defined in Section 8(d)(i), then the Executive shall be entitled to the amounts and benefits payable to the Executive under Section 8(d)(ii) and 8(d)(iii) reduced by the amount that the Executive has received under Section 8(c) up to the date of the Change in Control. The triggering of the payment and benefit requirements of Section 8(d) shall cause the provisions of Section 8(c) to become inoperative.

9.       DISCLOSURE

         The Executive agrees that during the term of the Executive's employment by the Company, and except as otherwise required by law, the Executive will disclose and disclose only to the Company all ideas, methods, plans, developments or improvements known by him which


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relate directly or indirectly to the business of the Company, whether acquired by the Executive before or during the Executive's employment by the Company. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication. The covenants of this Section 9 shall not be violated by ordinary and customary communications with reporters, bankers and securities analysts and other members of the investment community.

10.      CONFIDENTIALITY

         Except as otherwise required by law, the Executive agrees to keep in strict secrecy and confidence any and all information the Executive assimilates or to which the Executive has access during the Executive's employment by the Company and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Company. The Executive agrees that both during and after the term of the Executive's employment by the Company, the Executive will not, without the prior written consent of the Company, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization. The foregoing covenants shall not be breached to the extent that any such confidential information becomes a matter of general knowledge other than through a breach by the Executive of the Executive's obligations under this Section 10.

11.      NONCOMPETITION AND NONSOLICITATION

         (a) GENERAL. The Executive hereby acknowledges that, during and solely as a result of the Executive's employment by the Company, the Executive has received and shall continue to receive: (1) special training and education with respect to the operations of the Company's real estate development and management businesses and its leasing, lending and financing activities, and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Executive by the Company as a result of the Executive's employment, as outlined in the previous sentence, the Executive hereby agrees to the restrictive covenants in this Section 11.

         (b) NONCOMPETITION. During the term of the Executive's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of two
(2) years after the termination of the Executive's employment with the Company, regardless of the reason for such termination, the Executive shall not, directly or indirectly, enter into, engage in, be employed by or consult with any business which competes with the Company's real estate lending, leasing, development or management businesses in Florida; provided, however, that, the foregoing to the contrary notwithstanding, the restrictions of this Section 11(b) shall not apply following termination of the Executive's employment under paragraph (c) or (d) of Section 8 of this Agreement in connection with a Change in Control. Notwithstanding the foregoing, however, if the Executive's employment by the Company terminates on account of the giving by the Company of notice of termination pursuant to Section 2 of this Agreement, then (i) the two (2) year period referred to in the preceding sentence shall be shortened to one (1) year, and
(ii) the geographic region referred to in the preceding sentence shall be reduced from Florida to the greater Tampa Bay area (Hillsborough, Pinellas, Pasco, Manatee and Sarasota Counties) and the greater Orlando area (Orange, Seminole, Osceola and Lake Counties). The Executive shall not engage in such prohibited activities, either as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, or representative or salesman for any person, firm, partnership, corporation or other entity so competing with the Company. The restrictions of this Section 11 shall not be violated by (i) the ownership of no more than 2% of the outstanding securities of any company whose stock is listed, traded or quoted on a national securities exchange or any market maintained or operated by the National Association of Securities Dealers, or (ii) other outside business investments that do not in any manner conflict with the services to be rendered by the Executive for the Company and that do not diminish or detract from the Executive's ability to render the Executive's required attention to the business of the Company.

         (c) NONSOLICITATION. During the Executive's employment with the Company and, except as may be otherwise herein provided, for a period of two (2) years following the termination of the Executive's employment with the Company, regardless of the reason for such termination, the Executive agrees the Executive will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise solicit any of the employees of the Company to terminate their employment; provided, however, that, the foregoing to the contrary notwithstanding, the restrictions of this Section 11(c) shall not apply following termination of the Executive's employment under paragraph (c) or (d) of Section 8 of this Agreement in connection with a Change in Control.

         (d) TERM EXTENDED OR SUSPENDED. The period of time during which the Executive is prohibited from engaging in certain business practices pursuant to Sections 11(b) or (c) shall be extended by any length of time during which the Executive is in breach of such covenants.

         (e) ESSENTIAL ELEMENT. It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

         (f) SEVERABILITY. It is agreed by the Company and Executive that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Company and Executive agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Executive. The Company and the Executive agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company.

12.      SPECIFIC PERFORMANCE

         The Executive agrees that damages at law will be an insufficient remedy to the Company if the Executive violates the terms of Sections 9, 10 or 11 of this Agreement and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The Executive agrees to pay to the Company all reasonable costs and expenses incurred by the Company relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and reasonable disbursements of counsel selected by the Company (during investigation and before and at trial and in appellate proceedings).

13.      PAYMENT OF EXCISE TAXES

         (a) PAYMENT OF EXCISE TAXES. If the Executive is to receive any (1) Change in Control Payment under Section 8(d), (2) any benefit or payment under
Section 7 as a result of or following the death or Permanent Disability of the Executive, (3) any benefit or payment under Section 8(c) as a result of or following any termination of employment hereunder Without Good Cause, or (4) any benefit or payment under the Plans as a result of a Change in Control, following the death or Permanent Disability of the Executive or following the termination of employment hereunder Without Good Cause (such sections being referred to as the "Covered Sections" and the benefits and payments to be received thereunder being referred to as the "Covered Payments"), the Executive shall be entitled to receive the amount described below to the extent applicable. If any Covered Payment(s) under any of the Covered Sections or any other payments, awards, benefits or distributions (or any acceleration or vesting of any such payment, award, benefit or distribution) received or to be received by or on behalf of the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement with the Company or any other person which effectuates a Change in Control, or any affiliate of the Company or such other person) (collectively, the "Payments") are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), or any successor or similar provision of the Code (the "Excise Tax"), the Company shall pay the Executive an additional amount (the "Gross Up") such that the net amount retained by the Executive after deduction of any Excise Tax on the Payments and any federal, state and local income or employment tax, social security tax, excise tax, or any interest or penalties imposed on any amounts paid under this Section 13 shall, be equal to the Payments.

         (b) CERTAIN ADJUSTMENT PAYMENTS. For purposes of determining the Gross Up, the Executive shall be deemed to pay the federal income tax at the highest marginal rate of taxation (currently 39.6%) in the calendar year in which the payment to which the Gross Up applies is to be made and state and local income taxes (if any) at the highest marginal rate of taxation in the state and locality of Executive's residence on the last day of such calendar year. The determination of whether such Excise Tax is payable and the amount thereof shall be made upon the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), applying the rules set forth in the next sentence. For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of the Excise Tax: (1) all Payments shall be treated as "parachute payments," within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments," within the meaning of Section 280G(b)(1) of the Code, shall be treated as subject to the Excise Tax, unless in the opinion of Tax Counsel such Payments (other than Covered Payments), in whole or in part, do not constitute such parachute payments, or such excess parachute payments, in whole or in part, represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount," within the meaning of
Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; and (2) the value of any non-cash or deferred payments or benefits shall be determined by a "big five" (or equivalent) international accounting firm selected by the Company and reasonably acceptable to the Executive in accordance with the principles of Section 280G(d)(3) and (4) of the Code. The Gross Up, if any, that is due under this Section 13 shall be paid to the Executive in cash in a lump sum within thirty (30) days after the date on which the amount thereof has been determined or is reasonably determinable by Tax Counsel, and, in any event, not later than thirty (30) days following termination of the Executive's employment under this Agreement, provided that if the amount of the Gross Up cannot be finally determined at or before such time, the amount paid shall be the estimated full amount of the Gross Up as reasonably determined by Tax Counsel in good faith in accordance with the principles described in this
Section 13. The Executive shall be entitled to retain his own advisor to verify, and consult with Tax Counsel in connection with, any determination or computation related to the Excise Tax and/or Gross Up. If Tax Counsel's opinion is not finally accepted by the Internal Revenue Service upon audit or otherwise, or such an estimated Gross Up is paid, then appropriate adjustments shall be computed (with additional Gross Up, if applicable) by such Tax Counsel based upon the final amount of the Excise Tax so determined; any additional amount due the Executive as a result of such adjustment shall be paid to the Executive by the Company in cash in a lump sum within thirty (30) days of such computation (including any interest or penalties owed by the Executive to the Federal government by reason of any such underpayment), or any amount due the Company as a result of such adjustment shall be paid to the Company by the Executive in cash in a lump sum within thirty (30) days of such computation. All fees, costs and expenses of Tax Counsel and any accounting firm or other advisor retained in accordance with this Section 13 shall be borne solely by the Company.

14.      MISCELLANEOUS

         (a) WAIVER OF BREACH. The waiver by either party to this Agreement of a breach of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such other party.

         (b) NO RIGHT TO CONTINUED EMPLOYMENT. Notwithstanding the fact that certain provisions of this Agreement and/or Exhibit A reference a three year cycle or provide for benefits upon a third year of employment, this Agreement shall have a two year term with annual one year renewal terms subject to the termination provisions contained herein.

         (c) COMPLIANCE WITH OTHER AGREEMENTS. The Executive represents and warrants that the execution of this Agreement by him and the Executive's performance of the Executive's obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Executive is a party or by which the Executive is or may be bound.

         (d) BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal employment contract and the rights, obligations and interests of the Executive hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         (e) ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof; provided, however, that nothing contained in this Agreement shall be deemed to limit, reduce, waive or adversely affect the benefits, payments and rights of participation to which the Executive and his dependents and beneficiaries are entitled under the generally applicable terms and conditions of any plan, policy, program or arrangement in which the Executive or any such dependent or beneficiary participates during, and following termination for any reason of, the Executive's employment under this Agreement, or otherwise pursuant to applicable law. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         (f) NO DUTY TO MITIGATE. The Executive shall be under no duty to mitigate any loss of income as result of the termination of his employment hereunder and any payments due the Executive upon termination of employment shall not be reduced in respect of any other employment compensation received by the Executive following such termination.

         (g) FLORIDA LAW. This Agreement shall be construed pursuant to and governed by the substantive laws of the State of Florida (except that any provision of Florida law shall not apply if the law of a state or jurisdiction other than Florida would otherwise apply).

         (h) VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in and only in the Circuit Court of the Sixth Judicial Circuit of the State of Florida in and for Pinellas County (the "Circuit Court") and the parties agree that jurisdiction shall not properly lie in any other jurisdiction provided, however, if jurisdiction does not properly lie with the Circuit Court, the parties agree that jurisdiction and venue shall properly lie in and only in the United States District Court for the Middle District of Florida, Tampa Division. The parties hereby waive any objections which they may now or hereafter have based on venue and/or forum non conveniens and irrevocably submit to the jurisdiction of any such court in any legal suit, action or proceeding arising out of or relating to this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

         (i) HEADINGS. The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

         (j) SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         (k) DEDUCTION FOR TAX PURPOSES. The Company's obligations to make payments under this Agreement are independent of whether any or all of such payments are deductible expenses of the Company for federal income tax purposes.

         (l) ENFORCEMENT. If, within 10 days after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the party demanding compliance engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses of enforcement (including reasonable attorneys' fees and reasonable expenses during investigation, before and at trial and in appellate proceedings). In addition, each of the parties agrees to indemnify the other in respect of any and all claims, losses, costs, liabilities and expenses, including reasonable fees and reasonable disbursements of counsel (during investigation prior to initiation of litigation and at trial and in appellate proceedings if litigation ensues), directly or indirectly resulting from or arising out of a breach by the other party of their respective obligations hereunder. The parties' costs of enforcing this Agreement shall include prejudgment interest. Additionally, if any party incurs any out-of-pocket expenses in connection with the enforcement of this Agreement, all such amounts shall accrue interest at 18% per annum (or such lower rate as may be required to avoid any limit imposed by applicable law) commencing 30 days after any such expenses are incurred.

         (m) NOTICES. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and three days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

         To the Company:                    Echelon International Corporation
                                            One Progress Plaza, Suite 1500
                                            St. Petersburg, FL 33701
                                            Attn:  Chairman of the Board
                                            Telecopy:  (727) 803-8201

         To the Executive at the Executive's address herein first above written, or to such other address as either party may specify by written notice to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                            ECHELON  INTERNATIONAL  CORPORATION

(Corporate Seal)

                                   By:
--------------------------------      ------------------------------------------
Secretary                                Darryl A. LeClair, President

                                   Date:
                                        --------------------


Witnesses:                         EXECUTIVE

--------------------------------   ---------------------------------------
As to Executive                    JULIO A. MAGGI

                                   Date:
                                        --------------------


                                    EXHIBIT A
                   TO EMPLOYMENT AGREEMENT BETWEEN JULIO MAGGI

                     AND ECHELON INTERNATIONAL CORPORATION,
             AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 18, 1998

MICP

         For and after the close of each fiscal year of the Company ending on December 31, 1998, 1999 and 2000, provided that the Executive is then employed by the Company under this Agreement, the MICP will provide for a cash bonus, if and to the extent earned, based upon satisfaction by the Executive of specific threshold, target and maximum individual goals ("Executive Performance Goals") and upon achievement by the Company of specific threshold, target and maximum net income goals ("Company Net Income Goals"). To the extent applicable, Executive Performance Goals and Company Net Income Goals will be determined each year by the Board of Directors or the Compensation Committee thereof and shall be set forth in writing and attached as a schedule hereto no later than January 31 of the applicable fiscal year. For each such fiscal year, a portion of the applicable MICP bonus amount shall be based upon satisfaction of the applicable Executive Performance Goals (the "Executive-Based MICP Award") and a portion of the applicable MICP bonus amount shall be based upon satisfaction of the applicable Company Net Income Goals (the "Company-Based MICP Award"). All MICP bonuses shall be paid only in cash.

         For each fiscal year covered by the MICP as provided on this Exhibit A,
(i) if the threshold Executive Performance Goal is not achieved, no Executive-Based MICP Award will be paid, (ii) if actual Executive performance exceeds the threshold Executive Performance Goal but is less than the target Executive Performance Goal, or if actual Executive performance exceeds the target Executive Performance Goal but is less than the maximum Executive Performance Goal, the Executive-Based MICP Award shall be proportionately increased above the applicable threshold or target Executive-Based MICP Award, as the case may be, and (iii) if actual Executive performance equals or exceeds the maximum Executive Performance Goal, the maximum Executive-Based MICP Award will be paid, but no additional Executive-Based MICP Award will be payable for such fiscal year regardless of the amount by which actual Executive performance for such fiscal year exceeds the maximum Executive Performance Goal.

         For each fiscal year covered by the MICP as provided on this Exhibit A,
(i) if the threshold Company Net Income Goal is not achieved, no Company-Based MICP Award will be paid, (ii) if actual net income exceeds the threshold Company Net Income Goal but is less than the target Company Net Income Goal, or if actual net income exceeds the target Company Net Income Goal but is less than the maximum Company Net Income Goal, the Company-Based MICP Award shall be proportionately increased above the applicable threshold or target Company-Based MICP Award, as the case may be, and (iii) if actual net income equals or exceeds the maximum Company Net Income Goal, the maximum Company-Based MICP Award will be paid, but no additional Company-Based MICP Award will be payable for such fiscal year regardless of the amount by which actual net income for such fiscal year exceeds the maximum Company Net Income Goal.

         For each fiscal year ending after December 31, 2000, provided the Executive continues to be employed by the Company under this Agreement, the Executive shall be eligible for incentive compensation annual cash bonus plan(s) adopted by the Board of Directors of the Company and applicable to the Executive from time to time in accordance with the terms of such plans, which may include annual cash bonuses under the MICP as set forth on this Exhibit A.

         The following table sets forth information regarding the MICP cash bonuses to be paid for each year covered by the MICP as provided on this Exhibit A, upon satisfaction of threshold, target and maximum levels of Executive Performance Goals and Company Net Income Goals and subject to adjustment as provided above, in each case expressed as a percentage of Base Salary in effect as of the end of the applicable fiscal year.

--------------------------------------------------------------------------------
   PERFORMANCE         INDIVIDUAL-BASED   COMPANY-BASED MICP         TOTAL
     LEVEL             MICP AWARD (60%)       AWARD (40%)      MICP AWARD (100%)
--------------------------------------------------------------------------------
THRESHOLD                  10.5%                7.0%                17.5%
--------------------------------------------------------------------------------
TARGET                     21.0%                14.0%               35.0%
--------------------------------------------------------------------------------
MAXIMUM                    31.5%                21.0%               52.5%
--------------------------------------------------------------------------------

LTIP

         All LTIP awards of Periodic Options pursuant to this Agreement shall be based on three year cycles (each an "LTIP Cycle"), with each LTIP Cycle ending as of the last day of each fiscal year ending on or after December 31, 2000. For each LTIP Cycle, any award of Periodic Options shall be determined based upon the Executive's cumulative performance for the three fiscal years in such LTIP Cycle ("Executive Cycle Performance") as compared to the sums of the threshold, target and maximum Executive Performance Goals for the three fiscal years in such LTIP Cycle ("Executive Cycle Goals"), and the Company's cumulative net income for the three fiscal years in such LTIP Cycle ("Company Cycle Net Income") as compared to the sum of the Company Net Income Goals for the three fiscal years in such LTIP Cycle ("Company Cycle Net Income Goals").

         For and after the close of the three fiscal year period ending December 31, 2000 (the "Initial LTIP Cycle"), provided that the Executive is then employed by the Company under this Agreement, the LTIP will provide for an award of Periodic Options, if and to the extent earned, based upon satisfaction by the Executive of the Executive Performance Goals and upon achievement by the Company of the Company Net Income Goals. For such period, a portion of the number of shares covered by the applicable Periodic Options shall be based upon satisfaction of the applicable Executive Performance Goals (the "Executive-Based LTIP Award") and a portion of the number of shares covered by the applicable Periodic Options shall be based upon satisfaction of the applicable Company Net Income Goals (the "Company-Based LTIP Award").

         For each LTIP Cycle covered by the LTIP as provided on this Exhibit A,
(i) if the threshold Executive Cycle Goal is not achieved, no Executive-Based LTIP Award will be paid, (ii) if Executive Cycle Performance exceeds the threshold Executive Cycle Goal but is less than the target Executive Cycle Goal, or if actual Executive Cycle Performance exceeds the target Executive Cycle Goal but is less than the maximum Executive Cycle Goal, the Executive-Based LTIP Award shall be proportionately increased above the applicable threshold Executive-Based LTIP Award or target Executive-Based LTIP Award, as the case may be, and (iii) if actual Executive Cycle Performance equals or exceeds the maximum Executive Performance Goal, the maximum Executive-Based LTIP Award will be paid, but no additional amount of Executive-Based LTIP Award will be granted under the LTIP regardless of the amount by which actual Executive Cycle Performance for such LTIP Cycle exceeds the maximum Executive Cycle Goal.

         For each LTIP Cycle covered by the LTIP as provided on this Exhibit A,
(i) if the threshold Company Cycle Net Income Goal is not achieved, no Company-Based LTIP Award will be paid, (ii) if actual Company Cycle Net Income exceeds the threshold Company Cycle Net Income Goal but is less than the target Company Cycle Net Income Goal, or if actual Company Cycle Net Income exceeds the target Company Cycle Net Income Goal but is less than the maximum Company Cycle Net Income Goal, the Company-Based LTIP Award shall be proportionately increased above the applicable threshold Company-Based LTIP Award or target Company-Based LTIP Award, as the case may be, and (iii) if actual Company Cycle Net Income equals or exceeds the maximum Company Cycle Net Income Goal, the maximum Company-Based LTIP Award will be paid, but no additional amount of Company-Based LTIP Award will be granted under the LTIP regardless of the amount by which actual Company Cycle Net Income for such LTIP Cycle exceeds the maximum Company Cycle Net Income Goal.

         For fiscal years ending after December 31, 2000, provided the Executive continues to be employed by the Company under this Agreement, the Executive shall be eligible for incentive compensation periodic stock option plan(s) adopted by the Board of Directors of the Company from time to time in accordance with the terms of such plans, which may include annual grants of Periodic Options under the LTIP as set forth on this Exhibit A.

         The following tables set forth information regarding the threshold, target and maximum levels of Executive Performance Goals and Company Net Income Goals and the number of shares of the Company's common stock to be covered by Periodic Options issued under the LTIP for each LTIP Cycle covered by the LTIP for LTIP Cycles beyond the Initial LTIP Cycle as provided on this Exhibit A upon satisfaction of such goals and subject to adjustment as provided above.

--------------------------------------------------------------------------------
                               INITIAL LTIP CYCLE
                       THREE-YEAR CYCLE ENDING 12/31/2000
--------------------------------------------------------------------------------
   PERFORMANCE        INDIVIDUAL-BASED   COMPANY-BASED LTIP         TOTAL
     LEVEL            LTIP AWARD (60%)       AWARD (40%)      LTIP AWARD (100%)
--------------------------------------------------------------------------------
THRESHOLD              1,800 shares        1,200 shares         3,000 shares
--------------------------------------------------------------------------------
TARGET                 3,600 shares        2,400 shares         6,000 shares
--------------------------------------------------------------------------------
MAXIMUM                5,400 shares        3,600 shares         9,000 shares
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          SUBSEQUENT LTIP CYCLES (IF APPLICABLE)
           THREE-YEAR CYCLES ENDING EACH FISCAL YEAR 12/31/2001 AND THEREAFTER
--------------------------------------------------------------------------------
   PERFORMANCE        INDIVIDUAL-BASED   COMPANY-BASED LTIP         TOTAL
     LEVEL            LTIP AWARD (60%)       AWARD (40%)      LTIP AWARD (100%)
--------------------------------------------------------------------------------
THRESHOLD               600 shares          400 shares          1,000 shares
--------------------------------------------------------------------------------
TARGET                1,200 shares          800 shares          2,000 shares
--------------------------------------------------------------------------------
MAXIMUM               1,800 shares        1,200 shares          3,000 shares
--------------------------------------------------------------------------------